Exhibit 99.9

JOINT FILING AGREEMENT

We, the undersigned, hereby express our agreement that the attached Schedule 13D is, and any further amendments thereto signed by each of the undersigned shall be, filed on behalf of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934. This agreement may be terminated with respect to the obligations to jointly file future amendments to such statement on Schedule 13D as to any of the undersigned upon such person giving written notice thereof to each of the other persons signatory hereto, at the principal office thereof.

Dated: December 28, 2020

DEEPKLOOF LIMITED

By:	Beaumont (Directors) Limited, corporate director

By:	/s/ Karen Oliver
	Name:	Karen Oliver
	Title:	Director of Beaumont (Directors) Limited

By:	/s/ Paul Matthams
	Name:	Paul Matthams
	Title:	Director of Beaumont (Directors) Limited

HCI INVEST14 HOLDCO (PTY) LIMITED

By:	/s/ John Anthony Copelyn
	Name:	John Anthony Copelyn
	Title:	Director of HCI Invest14 Holdco (Pty) Limited

HOSKEN CONSOLIDATED INVESTMENTS LIMITED

By:	/s/ John Anthony Copelyn
	Name:	John Anthony Copelyn
	Title:	Director of Hosken Consolidated Investments Limited